Exhibit 10.70
GUARANTY
THIS GUARANTY is made as of November 19, 2007 by each party named on the signature pages hereto and the Additional Guarantors (as hereinafter defined) (such Persons so listed and the Additional Guarantors individually and collectively herein called “Guarantor”) in favor of TCW ASSET MANAGEMENT COMPANY, as administrative agent for Holders, as such term is defined in the Note Purchase Agreement described below.
RECITALS:
1. Rio Vista Penny LLC, an Oklahoma limited liability company (“Company”), has executed in favor of Holders those certain promissory notes dated of even date herewith, payable to the order of Holders in the aggregate principal amount of $30,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Notes”).
2. The Notes were executed pursuant to a Note Purchase Agreement dated of even date herewith (herein, as from time to time amended, supplemented or restated, called the “Note Purchase Agreement”), by and among Company, Agent and Holders, pursuant to which Holders have agreed to advance funds to Company under the Notes.
3. It is a condition precedent to Holders’ obligations to advance funds pursuant to the Note Purchase Agreement that Guarantor shall execute and deliver to Agent a satisfactory guaranty of Company’s obligations under the Notes and the Note Purchase Agreement.
4. Rio Vista ECO LLC, an Oklahoma limited liability company (“ECO”), owns all of the outstanding equity interests of Company and GO (as each are defined below).
5. Rio Vista GO LLC, an Oklahoma limited liability company (“GO”), has executed in favor of Company that certain promissory note dated as of November 19, 2007, payable to the order of Company in the aggregate principal amount of $2,200,000 (such promissory note, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “GO Note”).
6. As part of the consideration of Company’s advancing funds under the GO Note to GO, GO agreed to execute and deliver to Agent a satisfactory guaranty of Company’s obligations under the Notes and the Note Purchase Agreement.
7. GO owns all of the outstanding equity interests of GO, LLC, an Oklahoma limited liability company (“GO LLC”).
8. Company owns all of the outstanding equity interests of MV Pipeline Company, an Oklahoma corporation (“MV”).
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9. Company, ECO, GO, GO LLC, MV, and the other direct and indirect subsidiaries of Company are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.
10. Each Guarantor has determined that such Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit such Guarantor, directly or indirectly, and are in the best interests of such Guarantor.
NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to each Guarantor from Holders’ advances of funds to Company under the Note Purchase Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Holders to advance funds under the Note Purchase Agreement, each Guarantor hereby agrees with Agent, for the benefit of Agent and Holders as follows:
AGREEMENTS:
Section 1. Definitions. Reference is hereby made to the Note Purchase Agreement for all purposes. All terms used in this Guaranty which are defined in the Note Purchase Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document, Note Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:
“Additional Guarantor” has the meaning given to such term in Section 11.
“Agent” means the Person who, at the time in question, is the “Administrative Agent” under the Note Purchase Agreement.
“Holders” means all who at any time are “Holders” under the Note Purchase Agreement.
“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by each Guarantor and described in subsections (a) and (b) of Section 2.
“Obligation Documents” means this Guaranty, the Notes, the Note Purchase Agreement, the Note Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other documents, instruments, agreements, certificates, legal opinions and other writings heretofore or hereafter delivered in connection herewith or therewith.
“Obligors” means Company, Guarantors and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.
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“Security” means any rights, properties, or interests of Agent or Holders, under the Obligation Documents or otherwise, which provide recourse or other benefits to Agent or Holders in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Agent or Holders have rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.
Section 2. Guaranty.
(a) Each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Holder the prompt, complete, and full payment when due, and no matter how the same shall become due, of:
(i) the Notes, including all principal, all interest thereon and all other sums payable thereunder;
(ii) all obligations or liabilities of any Obligor owing to Administrative Agent or any Holder Party under the Security Documents;
(iii) all other sums payable under the other Note Documents, whether for principal, interest, fees or otherwise; and
(iv) any and all other indebtedness or liabilities which may at any time be owed to any Holder Party, whether incurred heretofore or hereafter or concurrently herewith, voluntarily or involuntarily, whether owed alone or with others, whether fixed, contingent, absolute, inchoate, liquidated or unliquidated, whether such liability arises by notes, discounts, overdrafts, open account indebtedness or in any other manner whatsoever, and including interest, attorneys’ fees and collection costs as may be provided by law or in any instrument or agreement evidencing any such indebtedness or liability.
Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Company described above in this subsection (a), or below in the following subsection (b), which would be owed by Company but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Company.
(b) Each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Holder the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Company to Agent or such Holder under, by reason of, or pursuant to any of the Obligation Documents.
(c) If Company shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, each Guarantor will, upon demand by Agent, pay such Obligation in full to Agent for the benefit of Agent or the Holder to whom such Obligation is owed. If Company shall for any reason fail to perform promptly any Obligation, each Guarantor will, upon demand by Agent, cause such Obligation to be performed or, if specified by Agent, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such other Person as Agent shall designate.
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(d) If either Company or any Guarantor fail to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c) each Guarantor will incur the additional obligation to pay to Agent, and each Guarantor will forthwith upon demand by Agent pay to Agent, the amount of any and all expenses, including fees and disbursements of Agent’s counsel and of any experts or agents retained by Agent, which Agent may incur as a result of such failure.
(e) As between Guarantors and Agent or Holders, this Guaranty shall be considered a primary and liquidated liability of each Guarantor.
(f) The liability of each Guarantor (other than ECO) hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.
Section 3. Unconditional Guaranty.
(a) No action which Agent or any Holder may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Company to Agent or any Holder), or any Security, and no course of dealing of Agent or any Holder with any Obligor or any other Person, shall release or diminish any Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against Agent or any Holder, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent or any Holder or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, each Guarantor hereby expressly agrees that Agent and Holders may, from time to time, without notice to or the consent of any Guarantor, do any or all of the following:
(i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.
(ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.
(iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).
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(iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.
(v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Agent’s or Holders’ rights in any or all Security.
(vi) Discharge, release, substitute or add Obligors.
(vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Agent or Holders may determine to be in their best interest, without in any way being required to marshal Security or assets or to apply all or any part of such monies upon any particular Obligations.
(b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish any Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against Agent or any Holder. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantors under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of any Guarantor:
(i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.
(ii) The failure by Agent or any Holder to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.
(iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Agent or any Holder.
(iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.
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(v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Agent or any Holder.
(vi) The fact that Guarantors may have incurred directly part of the Obligations or is otherwise primarily liable therefor.
(vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantors under this Guaranty.
(c) Agent and Holders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Agent and Holders may maintain an action against any Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.
(d) If any payment to Agent or any Holder by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Holder is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Agent or such Holder shall not constitute a release of any Guarantor from any liability hereunder, and each Guarantor agrees to pay such amount to Agent or such Holder on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent and Holders.
(e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.
Section 4. Waiver. Each Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:
(a) notice of the incurrence of any Obligation by Company, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Company (it being understood and agreed that: (i) each Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Agent nor any Holder shall have any responsibility of any kind to inform any Guarantor of such matters, and (iii) Agent and Holders are hereby authorized to assume that each Guarantor, by virtue of its relationships with Company which are independent of this Guaranty, has full and complete knowledge of such matters whenever Holders extend credit to Company or take any other action which may change or increase any Guarantor’s liabilities or losses hereunder).
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(b) notice that Agent, any Holder, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.
(c) notice of acceptance of this Guaranty and all rights of each Guarantor under any statute or law discharging such Guarantor from liability hereunder for failure to sue on this Guaranty.
(d) default, demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance.
(e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.
Section 5. Exercise of Remedies. Agent and each Holder shall have the right to enforce, from time to time, in any order and at Agent’s or such Holder’s sole discretion, any rights, powers and remedies which Agent or such Holder may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and each Guarantor shall be liable to Agent and each Holder hereunder for any deficiency resulting from the exercise by Agent or any Holder of any such right or remedy even though any rights which any Guarantor may have against Company or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Agent or any Holder to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Agent and each Holder provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Agent and each Holder hereunder are not conditional or contingent on any attempt by Agent or any Holder to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.
Section 6. Limited Subrogation and Setoff.
(a) Until all of the Obligations have been paid and performed in full no Guarantor shall have any right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty (including any right of subrogation under any statute or other law), and each Guarantor hereby waives any rights to enforce any remedy which such Guarantor may have against Company and any right to participate in any Security until such time. If any amount shall be paid to any Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Agent, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Agent shall elect.
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(b) If any Guarantor shall make payment to Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Agent (which Agent may withhold in its discretion) such Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Agent or any Holder, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents, or which Agent otherwise has released or wishes to release from its Obligations.
(c) Upon full and final payment of the Obligations, each Guarantor which has made payments upon the Obligations shall be entitled to contribution from each other Guarantor hereunder, to the end that all such payments upon the Obligations shall be shared among all Guarantors in proportion to their respective Net Worths, provided that the contribution obligations of each Guarantor shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each Guarantor means, at any time, the remainder of (i) the fair value of such Guarantor’s assets (other than such right of contribution), minus (ii) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Obligations).
(d) To the extent, and only to the extent, that GO shall make payment to Agent of all or any portion of the Obligations (a “GO Guaranty Payment”), GO shall be entitled to setoff the amount of such GO Guaranty Payment against amounts owing by GO to Company under the GO Note. Except as expressly provided by the immediately preceding sentence, GO shall not have any right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with such GO Guaranty Payment.
Section 7. Successors and Assigns. Guarantor’s rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of each Guarantor, as well as each Guarantor. This Guaranty shall apply to and inure to the benefit of Agent and Holders and their successors or assigns. Without limiting the generality of the immediately preceding sentence, Agent and each Holder may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Agent and each Holder may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, and such other Person shall thereupon become entitled to all of the benefits in respect thereof granted to Agent or such Holder hereunder unless otherwise expressly provided by Agent or such Holder in connection with such assignment or transfer.
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Section 8. Subordination and Offset. Each Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Company to such Guarantor. Each Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit Company to repay such indebtedness or any part thereof nor accept payment from Company of such indebtedness or any part thereof without the prior written consent of Agent and Holders. If any Guarantor receives any such payment without the prior written consent of Agent and Holders, the amount so paid shall be held in trust for the benefit of Holders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as Agent shall elect. Each Guarantor hereby grants to Holders a right of offset to secure the payment of the Obligations and such Guarantor’s obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of such Guarantor now or hereafter held or received by or in transit to Agent or any Holder from or for the account of such Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of such Guarantor at any time existing against Agent or any Holder. Upon the occurrence of any Default or Event of Default Agent and each Holder is hereby authorized at any time and from time to time, without notice to any Guarantor, to offset, appropriate and apply any and all items hereinabove referred to against the Obligations and Guarantors’ obligations and liabilities hereunder irrespective of whether or not Agent or such Holder shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Agent and each Holder agrees promptly to notify the applicable Guarantor after any such offset and application made by Agent or such Holder, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of Agent and each Holder under this section are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which Agent and Holders may have.
Section 9. Representations and Warranties. Each Guarantor hereby represents and warrants to Agent and each Holder as follows:
(a) The Recitals at the beginning of this Guaranty are true and correct in all respects.
(b) Each of the representations and warranties contained in Article V of the Note Purchase Agreement are true, insofar as they refer to each Guarantor, or to the assets, operations, conditions, agreements, business or actions of such Guarantor, as one of the Restricted Persons, or to the Note Documents to which such Guarantor is a party.
Section 10. Covenants. Each Guarantor hereby agrees to observe and comply with each of the covenants and agreements made in the Note Purchase Agreement, insofar as they refer to such Guarantor, or the assets, obligations, conditions, agreements, business, or actions of such Guarantor, as one of the Restricted Persons, or to the Note Documents to which such Guarantor is a party.
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Section 11. No Oral Change; Amendments; Guaranty Supplements. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantors and Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Holders as required in Section 12.1 of the Note Purchase Agreement. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Note Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Note Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
Section 12. Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.
Section 13. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
Section 14. Term. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, and no Holder has any obligation to make any loans or other advances to Company, and all obligations and undertakings of Company under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Agent or Holders to Company shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.
Section 15. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed (a) to Agent at the address listed in the Note Purchase Agreement and (b) to Guarantor at the address listed on Guarantor’s signature page hereto or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.
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Section 16. Limitation on Interest. Agent, Holders and Guarantors intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Note Purchase Agreement limiting the interest for which any Guarantor is obligated are expressly incorporated herein by reference.
Section 17. Note Document. This Guaranty is a Note Document, as defined in the Note Purchase Agreement, and is subject to the provisions of the Note Purchase Agreement governing Note Documents. Each Guarantor hereby ratifies, confirms and approves the Note Purchase Agreement and the other Note Documents and, in particular, any provisions thereof which relate to such Guarantor.
Section 18. Counterparts; Fax. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.
Section 19. Indemnity. Each Guarantor agrees to indemnify each Holder Party, upon demand, from and against any and all liabilities, obligations, broker’s fees, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Person growing out of, resulting from or in any other way associated with this Guaranty, the other Note Documents and the transactions and events (including the enforcement or defense thereof) at any time associated herewith and therewith or contemplated herein or therein (whether arising in contract or in tort or otherwise). Among other things, the forgoing indemnification covers all liabilities and costs incurred by each Holder Party related to any breach of a Note Document by a Restricted Person, any bodily injury to any Person or damage to any Person’s property, or any violation or noncompliance with any Environmental Laws by any Holder Party or any other Person or any liabilities or duties of any Holder Party or any other Person with respect to Hazardous Materials found in or released into the environment.
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The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part, by any negligent act or omission of any kind by any Holder Party (in each case whether alleged, arising or imposed in a legal proceeding brought by or against any Restricted Person, any Holder Party, or any other Person), provided only that no Holder Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including any Guarantor, Company or any of their Affiliates) ever alleges such gross negligence or willful misconduct by any Holder Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term “Holder Party” shall include each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.
Section 20. Governing Law; Submission of Process. this Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. Each Guarantor hereby irrevocably (a) submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in the State and County of New York, (b) agrees and consents that service of process may be made upon it in any legal proceeding relating to this Guaranty or the Obligations by any means allowed under New York or federal law, and (c) waives any objection that it may now or hereafter have to the venue of any such proceeding being in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Guarantor hereby makes the foregoing submissions, agreements, consents and waivers on behalf of and with respect to each of its subsidiaries.
Section 21. Waiver of Jury Trial, Punitive Damages, etc. each Guarantor hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with this Guaranty or any transaction contemplated hereby or associated herewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages” as defined below,
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(c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Note Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.
Section 22. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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[Guaranty]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first written above.

RIO VISTA ECO LLC
By:	/s/ Ian Bothwell
Ian Bothwell
Manager

RIO VISTA GO LLC
By:	/s/ Ian Bothwell
Ian Bothwell
Manager

GO, LLC
By:	/s/ Ian Bothwell
Ian Bothwell
Manager

MV PIPELINE COMPANY
By:	/s/ Ian Bothwell
Ian Bothwell
President
Address of each Guarantor:
2601 Northwest Expressway #902E
Oklahoma City, Oklahoma 73112-7217
Attn.: Ian Bothwell
Facsimile: (310) 563-6255
[Guaranty]

EXHIBIT A
FORM OF GUARANTY SUPPLEMENT
                                        , 20_____
THIS GUARANTY SUPPLEMENT is made as of [mm/dd/yy] (this “Supplement”) is delivered pursuant to that certain Guaranty, dated as of November 19, 2007 (as it may be amended, supplemented or otherwise modified, the “Guaranty”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by Rio Vista ECO LLC, an Oklahoma limited liability company, Rio Vista GO LLC, an Oklahoma limited liability company, GO, LLC, an Oklahoma limited liability company, and MV Pipeline Company, an Oklahoma corporation, as the initial guarantors, in favor of TCW Asset Management Company, as administrative agent (“Agent”).
Section 1. Pursuant to Section 11 of the Guaranty, the undersigned hereby:
(a) agrees that this Supplement may be attached to the Guaranty and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Guaranty and the Note Documents and agrees to be bound by all of the terms thereof;
(b) represents and warrants that each of the representations and warranties set forth in the Guaranty, the Note Purchase Agreement and each other Note Document and applicable to the undersigned is true and correct both before and after giving effect to this Supplement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;
(c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and
(d) agrees to irrevocably, absolutely, and unconditionally guaranty the prompt, complete, and full payment and performance when due of all Obligations as provided by Section 2 of the Guaranty.
Section 2. The undersigned agrees from time to time, upon request of Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 15 of the Guaranty, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.
This Supplement shall be deemed a contract and instrument made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the Internal laws of the State of New York, without regard to the principles of conflicts of laws.
[Guaranty]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]
By:
Name:
Title:

Address for Notices:

Attention:

Telecopier:

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

TCW ASSET MANAGEMENT COMPANY,
as Agent

By:

Name:

Title:

[Guaranty]

Exhibit A — Page 2